As filed with the Securities and Exchange Commission on September 16, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BORLAND SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-2895440
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

20450 STEVENS CREEK BOULEVARD, SUITE 800

CUPERTINO, CALIFORNIA 95014

(Address of principal executive offices) (Zip Code)

Borland Software Corporation 2002 Stock Incentive Plan

Borland Software Corporation 1999 Employee Stock Purchase Plan

(Full title of the Plans)

Timothy J. Stevens, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Borland Software Corporation

20450 Stevens Creek Boulevard, Suite 800

Cupertino, California 95014

(Name and address of agent for service)

(831) 431-1000

(Telephone Number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	4,900,000 shares	$5.70	$27,930,000.00	$3,287.36

(1)	This Registration Statement shall also cover (i) the associated purchase rights relating to the Registrant’s Series D Junior Participating Preferred Stock under the Stockholder Rights Plan, dated October 26, 2001 attributable to these registered shares and (ii) pursuant to Rule 416(a), any additional shares of the Registrant’s Common Stock that may become issuable under the Borland Software Corporation 2002 Stock Incentive Plan and the Borland Software Corporation 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock as reported on the Nasdaq National Market on September 15, 2005.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Act.

The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2002 Stock Incentive Plan	4,000,000	$5.70	$22,800,000.00
Shares reserved for future grant under the 1999 Employee Stock Purchase Plan	900,000	$5.70	$5,130,000.00
Proposed Maximum Offering Price			$27,930,000.00
Registration Fee			$3,287.36

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to (i) 4,000,000 shares of the Borland Software Corporation’s common stock, par value $0.01 per share, issuable to eligible directors, consultants and employees of the Borland Software Corporation (the “Registrant”) or its affiliates under the 2002 Incentive Stock Plan (the “Plan”) and (ii) 900,000 shares of Registrant’s common stock issuable to eligible employees under the Registrant’s 1999 Employee Stock Purchase Plan (the “ESPP”). This Registration Statement covers the maximum number of shares of the Registrant’s common stock that could be issued under the Registrant’s Plan and ESPP. This Registration Statement is being filed for the purposes of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on September 28, 1999 (File No. 333-87987), September 1, 2000 (File No. 333-45078), May 21, 2002 (File No. 333-88760) and September 4, 2003 (File No. 333-108555), each of which relates to the Plan or the ESPP, as amended, are incorporated herein by reference and made a part hereof.

Exhibits

Exhibit No.	Exhibit
3.1	Restated Certificate of Incorporation of Borland Software Corporation (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

3.2	Amended and Restated Bylaws (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

5.1	Opinion of Cooley Godward LLP.*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. *

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is contained on page II-2 of this Registration Statement.

99.1	2002 Stock Incentive Plan, as amended (previously filed with the Commission on May 16, 2005 as an exhibit to a Form 8-K and incorporated herein by reference).

99.2	1999 Employee Stock Purchase Plan, as amended (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 16th day of September, 2005.

BORLAND SOFTWARE CORPORATION

By:	/S/ TIMOTHY J. STEVENS
Timothy J. Stevens
Senior Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Borland Software Corporation, a Delaware corporation, do hereby constitute and appoint Timothy J. Stevens, Senior Vice President, General Counsel and Corporate Secretary, and Kenneth R. Hahn, Senior Vice President and Chief Financial Officer, and each of them, their lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, or their or his substitutes or substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 16, 2005.

Signature	Title
/S/ SCOTT J. ARNOLD Scott J. Arnold	President and Chief Executive Officer (Principal Executive Officer)

/S/ KENNETH R. HAHN Kenneth R. Hahn	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Signature	Title
/S/ WILLIAM K. HOOPER	Chairman of the Board and Director
William K. Hooper

/S/ DALE L. FULLER	Director
Dale L. Fuller

/S/ WILLIAM F. MILLER	Director
William F. Miller

/S/ CHARLES J. ROBEL	Director
Charles J. Robel

/S/ T. MICHAEL NEVENS	Director
T. Michael Nevens

/S/ JOHN S. OLSEN	Director
John F. Olsen

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Restated Certificate of Incorporation of Borland Software Corporation (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

3.2	Amended and Restated Bylaws (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

5.1	Opinion of Cooley Godward LLP. *

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. *

23.2	Consent of Cooley Godward, LLP is contained in Exhibit 5.1.

24.1	Power of Attorney is contained on page II-5 of this Registration Statement.

99.1	2002 Stock Incentive Plan, as amended (previously filed with the Commission on May 16, 2005 as an exhibit to a Form 8-K and incorporated herein by reference).

99.2	1999 Employee Stock Purchase Plan, as amended (filed with the Commission on August 9, 2005 as an exhibit to Borland’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 and incorporated herein by reference).

*	Filed herewith.